Exhibit 10.2
Amendment Agreement

This Amendment Agreement (the "Amendment") is made as of December 31, 2012 and further amends the letter agreement dated December 28, 2004, as amended (the “Letter Agreement"), between you and IHS Inc. (the “Company''), containing the terms and conditions of your employment with the Company.

1.
The. third sentence of Section 9 of the Letter Agreement (Release) beginning with “lf you execute such a release within such 60 day period” is hereby deleted and replaced in its entirety with the following:

"If you execute such a release within such 60 day period, the lump-sum payment under Section 7(a)(i) and (ii) or under Section 8(a)(i) or (ii), as applicable, will be made within the 60 day period from the date of your separation from service, following the execution of such release; provided that any payments under this Letter Agreement that could be paid during a period that begins in one taxable year and ends in the subsequent taxable year shall be paid in the subsequent taxable year."

2.	Except as expressly amended herein, the Letter Agreement remains in full force and effect in accordance with its terms.

IHS INC. /s/ Jeffrey Sisson By: _______________________ Jeffrey Sisson Senior Vice President Chief Human Resources Officer
Accepted and Agreed: /s/ Scott Key ________________________ Employee Name: Scott Key